EXHIBIT 26(h)(5)(a)





                AMENDMENT NO. 2 TO SHAREHOLDER SERVICES AGREEMENT

         THIS AMENDMENT NO. 2 TO SHAREHOLDER SERVICES AGREEMENT ("Amendment") is made as of this ____ day of _________, 2004, by and between NATIONAL LIFE INSURANCE COMPANY (the "Company"), AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. ("ACIM") and AMERICAN CENTURY INVESTMENT SERVICES, INC. ("ACIS"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

                                    RECITALS

         WHEREAS, the Company and ACIM are parties to a certain Shareholder Services Agreement dated April 28, 1998, as amended April 2, 2003 (the "Agreement"), in which the Company offers to the public certain variable annuity contracts and variable life insurance contracts (the "Contracts");

         WHEREAS, on January 1, 2002, ACIS became the sole distributor of the Funds and ACIM wishes to assign all of its rights and obligations under the Agreement to ACIS;

         WHEREAS, the Company now desires to expand the number of American Century Funds made available under the Agreement;

         WHEREAS, in connection with the expansion of Funds available under the Agreement, the parties have agreed to revise the reimbursement terms as set forth herein; and

         WHEREAS, the parties now desire to further modify the Agreement as provided herein.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

         1. ASSIGNMENT BY ACIM. As of January 1, 2002, ACIS became the sole distributor of the Funds. In connection therewith, ACIM hereby assigns all of its rights and obligations under the Agreement to ACIS and ACIS hereby accepts such assignment. The Company hereby consents to such assignment. After the date of this Amendment, all references to "ACIM" in the Agreement shall be deemed to refer to ACIS.

         2. ADDITION OF FUNDS. The second "WHEREAS" clause of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "WHEREAS, the Company wishes to offer as investment options under the Contracts, Class I of the VP Value Fund, VP Income & Growth Fund, VP Vista Fund, VP International Fund, VP Ultra Fund and VP Large Company Fund ("Class I Shares"), which are issued by American Century



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          Variable Portfolios, Inc. and Class II of the VP Inflation Protection
          Fund ("Class II Shares"), which are issued by American Century Variable Portfolios II, Inc. (collectively the "Funds") each of which is a series of mutual fund shares registered under the Investment Company Act of 1940, as amended, and issued by the issuers, and"

         3. COMPENSATION AND EXPENSES. Section 6(b) is hereby deleted in its entirety and the following paragraph is substituted in lieu thereof:

               "(b) ACIS acknowledges that it will derive a substantial savings in administrative expenses, such as a reduction in expenses related to postage, shareholder communications and recordkeeping, by virtue of having a single shareholder account per Fund for the Accounts rather than having each Contract owner as a shareholder. In consideration of the Administrative Services and performance of all other obligations under this Agreement by the Company, ACIS will pay the Company a fee (the "Administrative Services Fee") equal to 25 basis points (0.25%) per annum of the average aggregate amount invested by the Company in Class I shares of the Funds and 5 basis points (0.05%) per annum of the average aggregate amount invested by the Company in Class II shares of the VP Inflation Protection Fund under this Agreement. The payments received by the Company do not constitute payment in any manner for investment advisory services."

         4. RATIFICATION AND CONFIRMATION OF AGREEMENT. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

         5. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

         6. FULL FORCE AND EFFECT. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.




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         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date first above written.


NATIONAL LIFE INSURANCE                     AMERICAN CENTURY
COMPANY                                     INVESTMENT MANAGEMENT, INC.


By:                                          By:
        -----------------------------           --------------------------
Name:                                        Name:
        -----------------------------           --------------------------
Title:                                       Title:
        -----------------------------           --------------------------


AMERICAN CENTURY
INVESTMENT SERVICES, INC.

By:
   --------------------------
Name:
   --------------------------
Title:
   --------------------------






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